 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2019

LANDEC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-27446	94-3025618
(Commission file number)	(IRS Employer Identification No.)

5201 Great America Parkway, Suite 232, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(650) 306-1650
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	LNDC	The NASDAQ Global Select Market

Item 2.06	Material Impairments.

As of May 26, 2019, the Company consolidated the sale of it's GreenLine green bean food service products to the Eat Smart brand. The shift away from the GreenLine brand will result in a non-cash impairment charge of $2.0 million during the fiscal quarter ending May 26, 2019. The Company does not expect this action to result in any cash expenditures.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibit.

The following exhibits are furnished as part of this report:

Exhibit No.	Description

99.1	Registrant’s Press Release dated July 1, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2019

LANDEC CORPORATION

By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Vice President of Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Registrant’s Press Release dated July 1, 2019.